Exhibit 10.36

Guaranty and Pledge Agreement

Creditor: Agricultural Bank of China, Zhucheng Branch
Guarantor: Zhucheng Zi Yang Ceramics Co., Ltd.

In order to ensure the implementation of short-term loan contract between creditor and Zhucheng Chun Guang Electronics Co., Ltd, guarantor is willing to provide secured guarantees for the claims of creditors. According to P.R China contract law and related regulations, both parties agreed to enter into this pledge agreement.

1. The main bond secured is the normal short-term enterprise loan; the total amount is RMB 15 millions.
2. Guarantor will guarantee the claims of principles, interests, penalties, compounding interests, security deposit, arbitration fees and related legal fees,
3. Guarantor has the joint responsibility for debt. If there are multiple guarantors in this contract, each one will have the same joint pledge responsibility for creditor.
4. Guarantee period: 1) it’ll be 2 year since the date after loan is expired 2) For commercial draft, reduce of secured deposit and pledge agreement, it’ll be 2 years since creditor prepay the loan. 3) for the discontinued commercial bills, it’ll be 2 years since expiration date of commercial draft 4) if creditor extend the loan, guarantor will still conduct the guarantee 2 years after the expiration of extended loan 5) if creditor terminates loan contract in advance, guarantee period will be 2 years after termination date.
5. guarantor’s commitment : 1) guarantor has adhered to related law and regulations to get authorization. 2) guarantor has provided official and integrated financial statements, articles of association  and other related documents and information; and guarantor will be supervised and inspected by creditor. 3) if debtor breaches loan contract, guarantor is willing to perform obligations of grantee. 4) if guarantor doesn’t conduct any pledge obligation, creditor has right to withdraw principle from any bank accounts in Agricultural bank of China 5) under following situations, guarantor shall notify in written way:
A: guarantor changes its address, name, contact information and legal representative;
B: guarantor changes company structure, affiliation, management board and articles of association
C: guarantor experiences financial deficit, operational difficulties and any legal contingencies
D: guarantor suspends operation for rectification or bankrupts
E : guarantor is suspend its licenses or dismissed
F: Any other situations which will influence creditor adversely
6). Under following situations, guarantor shall notify creditor and get written permission from creditor 15 day earlier: A: guarantor change its capital structure or management system, including but not limited to: contract leasing, reform of shareholding structure, division, merger, joint ventures, transferring of assets, application for settlement or bankruptcy; B: guarantor pledges for the third party or itself by its assets
6. Performance of guaranteed obligations 1) under following situations, creditor has right to require guarantor to perform pledge in advance: A: debtor doesn’t pay back loan after expiration of loan contract B: debtor or guarantor are adjudged bankruptcy or arbitration; C: debtor or guarantor are suspended to dismiss or evocate D: debtor or guarantor die or disappear E:guarantor breaches obligations of pledge agreement F: Any other situations which will influence creditor adversely; 2) if the loan has been escorted by other collateral assets or the third guarantor, creditor still could ask guarantor to conduct guaranteed obligations to get all or partial loan. 3) if debtor give up collateral assets, guarantor agrees to continue to perform guaranteed obligations 4) if pledge obligation is not limited to loan in this contract, and guarantor are not able to pay back all the pledged debts, creditor has the right to decide pay sequence. 5) according to this contract, creditor shall perform set-off rights on guarantors. Setting – off sequence is decided by creditor.
7. Breach of Contract: 1) if creditor doesn’t conduct responsibilities in contract, creditor shall pay back related loss for guarantor. 2) Guarantor shall pay the penalty (% of loan ) to creditor if guarantor doesn’t get authorization right, provide financial information and related documents  and notify creditor on time ( term 5&6)
8. When creditor performs set-off and termination rights, guarantor shall oppose within 7 days since notification
9 Any disputes arising from this contract shall be solved by arbitration or litigation to related civil courts.
10 there are 3 copies of this contract, each party has one.

Signed by creditor   :/s/ Agricultural Bank of China, Zhucheng Branch
Signed by guarantor: /s/ Lingbo Chi
Oct 7, 2010